     As filed with the Securities and Exchange Commission on March 29, 2001

                                                       Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

               NEW JERSEY                                   22-3103129
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
                                 (978) 657-7500
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)



            DUSA PHARMACEUTICALS, INC. 1996 OMNIBUS PLAN, AS AMENDED
                            (Full title of the plans)



                            NANETTE W. MANTELL, ESQ.
                                 REED SMITH LLP
                           PRINCETON FORRESTAL VILLAGE
                           136 MAIN STREET - SUITE 250
                           PRINCETON, NEW JERSEY 08543
                                 (609) 514-8541
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)



                                   COPIES TO:
                       DR. D. GEOFFREY SHULMAN, PRESIDENT
                           DUSA PHARMACEUTICALS, INC.
                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
                                 (978) 657-7500

                         CALCULATION OF REGISTRATION FEE

                                                                  Amount       Proposed Maximum      Proposed Maximum    Amount of
               Title of Each Class of Securities                   to be      Offering Price Per    Aggregate Offering  Registration
                       to be Registered                        Registered(1)         Share                 Price            Fee

1996 Omnibus Plan, as Amended -
  Shares of common stock no par value  (options issued and        233,622         $17.23(2)            $4,025,307.06     $1,006.33
  outstanding)


1996 Omnibus Plan, as Amended -
  Shares of common stock no par value  (options reserved for      151,608         $11.56(3)            $1,752,588.48       $438.15
  future grants)


TOTAL REGISTRATION FEE  .................................................................................................$1,444.48

(1) Together with an indeterminate number of additional shares which may be issued pursuant to the 1996 Omnibus Plan, as amended, as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average exercise price of the outstanding options rounded to the nearest cent.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the high and low price as reported on The NASDAQ National Market on March 22, 2001.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
                  PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

         This registration statement is being filed in order to register an additional 385,230 shares of DUSA common stock, no par value, eligible for issuance under the DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, as amended, that have become available for issuance as a result of the increase in the number of shares of DUSA common stock outstanding and the renewed availability of shares of DUSA common stock for grants as a result of the exercise of previously granted options.

         In accordance with the provisions of General Instruction E of Form S-8, DUSA hereby incorporates by reference the contents of DUSA's currently effective registration statement on Form S-8 (Registration No. 333-92259) filed with the Securities and Exchange Commission on December 7, 1999.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS

(a) All exhibits filed with or incorporated by reference in DUSA's Registration Statement on Form S-8 (Registration Statement No: 333-92259) are incorporated by reference into and shall be deemed a part of, this registration statement, except the following, which are filed herewith:

         (5)      Opinion re: legality
                  (5.1)    Opinion of Reed Smith LLP.

         (23)     Consents of experts and counsel
                  (23.1)   Consent of Deloitte & Touche LLP
                  (23.2)   Consent of Reed Smith LLP, included in Exhibit 5.1.

         (24)     Power of Attorney
                  (24.1)   Power of Attorney (See Page i)

         (99)     Additional Exhibits
                  (99.5) Form of Omnibus Nonqualified Stock Option Agreement with Increasing Exercise Price.
                  (99.6) Form of Omnibus Incentive Stock Option Agreement with Increasing Exercise Price.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Massachusetts, on March 29, 2001.

                                                   DUSA Pharmaceuticals, Inc.
                                                        Registrant

                                                   By:  s/ D. Geoffrey Shulman
                                                        Dr. D. Geoffrey Shulman,
                                                        President

                                POWER OF ATTORNEY

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints D. Geoffrey Shulman as his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ D. Geoffrey Shulman                     Director, Chairman of the Board,         March 29, 2001
D. Geoffrey Shulman, MD,                    President, Chief Executive Officer,      Date
FRCPC                                       (Principal Executive Officer)

/s/John H. Abeles                           Director                                 March 29, 2001
John H. Abeles                                                                       Date

/s/Mark  C. Carota                          Vice President, Operations               March 29, 2001
Mark C. Carota                                                                       Date

/s/Ronald L. Carroll                        Vice President, Business                 March 29, 2001
Ronald L. Carroll                           Development                              Date

/s/James P. Doherty                         Director                                 March 29, 2001
James P. Doherty, BSc                                                                Date

/s/Jay M. Haft                              Director                                 March 29, 2001
Jay M. Haft, Esq.                                                                    Date

/s/Richard C. Lufkin                        Director                                 March 29, 2001
Richard C. Lufkin                                                                    Date

/s/Scott L. Lundahl                         Vice President, Technology               March 29, 2001
Scott L. Lundahl                                                                     Date

/s/Stuart L. Marcus                         Vice President, Scientific Affairs       March 29, 2001
Stuart L. Marcus, MD, PhD                                                            Date

/s/John E. Mattern                          Vice President of Finance and Chief      March 29, 2001
John E. Mattern                             Financial Officer (Principal Financial   Date
                                            and Accounting Officer)

/s/Paul A. Sowyrda                          Vice President, Product                  March 29, 2001
Paul A. Sowyrda                             Development and Marketing                Date


/s/Nanette W. Mantell                       Secretary                                March 29, 2001
Nanette W. Mantell                                                                   Date

/s/William R. McIntyre                      Vice President, Regulatory Affairs       March 29, 2001
William R. McIntyre                                                                  Date

                                  EXHIBIT INDEX




 (5.1)   Opinion of Reed Smith LLP..............................................

(23.1)   Consent of Deloitte & Touche LLP.......................................
(23.2)   Consent of Reed Smith LLP (contained in Exhibit 5.1)...................

(24.1)   Power of Attorney (See Page i).........................................

(99.5)   Form of Omnibus Nonqualified Stock Option Agreement
            with increasing Exercise Price......................................
(99.6)   Form of Omnibus Incentive Stock Option Agreement
            with increasing Exercise Price......................................